      As filed with the Securities and Exchange Commission on May 14, 2002
                                                     Registration Nos. 333-87422
                                                                    333-87422-01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         DUKE ENERGY FIELD SERVICES, LLC
             (Exact name of registrant as specified in its charter)


DUKE ENERGY FIELD SERVICES, LLC                         DELAWARE                          58-2511048
     DEFS CAPITAL TRUST I                               DELAWARE                          02-6142965
(exact name of each registrant                   (state of organization)     (I.R.S. Employer Identification No.)
 as specified in its charter)

                                                                                        Rose M. Robeson
          370 17th Street, Suite 900                                                   Vice President and
            Denver, Colorado 80202                                                   Chief Financial Officer
                (303) 595-3331                                                     370 17th Street, Suite 900
  (Address, including zip code, and telephone                                        Denver, Colorado 80202
 number, including area code, of registrant's                                            (303) 595-3331
         principal executive offices)                                        (Name, address, including zip code, and
                                                                             telephone number, including area code,
                                                                                      of agent for service)
                                                        Copy to:
                JEFFERY B. FLOYD, ESQ.                                               BRENT L. BACKES, ESQ.
                VINSON & ELKINS L.L.P.                                          DUKE ENERGY FIELD SERVICES, LLC
                2300 FIRST CITY TOWER                                              370 17TH STREET, SUITE 900
              HOUSTON, TEXAS 77002-6760                                              DENVER, COLORADO 80202
                    (713) 758-2194                                                       (303) 595-3331
              (713) 615-5660 (FACSIMILE)                                           (303) 605-1605 (FACSIMILE)

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses payable by Duke Energy Field Services, LLC (the "Company") in connection with the issuance and distribution of the securities covered by this registration statement.

SEC Registration fee.......................................................       $      46,000*
Legal fees and expenses....................................................             200,000
Accounting fees and expenses...............................................             100,000
Rating Agency fees.........................................................             200,000
Trustee fees...............................................................              50,000
Printing expenses..........................................................             200,000
Miscellaneous..............................................................              54,000
                                                                                  -------------
         Total.............................................................       $     850,000
                                                                                  =============

----------

*        Actual.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 18-108 of the Delaware Limited Liability Company Act provides:
Subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or any other person from and against any and all claims and demands whatsoever. The limited liability company agreement of the Company permits the Company to indemnify any of its directors or officers against liabilities to the fullest extent permitted by law. In addition, the Company carries insurance policies covering its directors and officers.

         Some of the Company's directors and officers may also be indemnified by Duke Energy Corporation or Phillips Petroleum Company for liabilities incurred as a result of serving as an officer or director of the Company, which may include liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

         The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 as indicated in parentheses:

Exhibit Number  Description
--------------  ---------------------------------------------------------------
     *1.1       Form of Underwriting Agreement relating to Senior Notes.
     *1.2       Form of Underwriting Agreement relating to Subordinated Notes.
     *1.3       Form of Underwriting Agreement relating to Trust Preferred
                Securities.
      4.1       Form of Senior Indenture between Duke Energy Field Services, LLC and JPMorgan Chase Bank, as Senior Indenture Trustee, dated as of August 16, 2000 (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-3 (Commission
                File No. 333-41854)).
     *4.2       Form of Senior Note
     +4.3       Form of Subordinated Indenture between Duke Energy Field
                Services, LLC and JPMorgan Chase Bank, as Subordinated Indenture
                Trustee.
     *4.4       Form of Junior Subordinated Note.
     +4.5       Trust Agreement of DEFS Capital Trust I.
     +4.6       Form of Amended and Restated Trust Agreement of DEFS Capital
                Trust I.
     +4.7       Certificate of Trust of DEFS Capital Trust I.

Exhibit Number  Description
--------------  ---------------------------------------------------------------
     +4.8       Form of Trust Preferred Security of DEFS Capital Trust I
                (included in Exhibit 4.6).
     +4.9       Form of Guarantee Agreement.
     +4.10      Form of Agreement as to Expenses and Liabilities.
    **5.1       Opinion of Vinson & Elkins L.L.P.
     +5.2       Opinion of Richards, Layton & Finger, P.A. relating to DEFS
                Capital Trust I.
    +12.1       Calculation of Ratio of Earnings to Fixed Charges.
    +23.1       Consent of Deloitte & Touche LLP.
    +23.2       Consent of Ernst & Young LLP.
     23.3       Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
     23.4       Consent of Richards, Layton & Finger, P.A. (included in Exhibit
                5.2).
    +25.1       Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Senior Indenture
                Trustee.
    +25.2       Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Subordinated
                Indenture Trustee.
    +25.3       Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Property Trustee under the Amended and Restated Trust Agreement of DEFS Capital
                Trust I.
    +25.4       Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Guarantee
                Trustee with respect to DEFS Capital Trust I.

----------

* The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Senior Notes or Junior Subordinated Notes and (ii) any form of underwriting agreement to be used in connection with an offering of such securities.

**       Filed herewith.

+        Previously filed.

ITEM 17. UNDERTAKINGS.

         (a)      The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      The registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 14, 2002.

                                 DUKE ENERGY FIELD SERVICES, LLC

                                 By:  /s/ ROSE M. ROBESON
                                     ------------------------------------------
                                     Rose M. Robeson
                                     Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 14th day of May, 2002.

                      SIGNATURE                                                        TITLE
                         *                                          Chairman of the Board, President and Chief
-----------------------------------------------------             Executive Officer (Principal Executive Officer)
                     Jim W. Mogg

                /s/ ROSE M. ROBESON                                           Chief Financial Officer
-----------------------------------------------------              (Principal Financial and Accounting Officer)
                   Rose M. Robeson

                         *                                                           Director
-----------------------------------------------------
                   Fred J. Fowler

                         *                                                           Director
-----------------------------------------------------
                   John E. Lowe

                         *                                                           Director
-----------------------------------------------------
               Michael J. Panatier

                         *                                                           Director
-----------------------------------------------------
                Richard B. Priory



*        By: /s/ ROSE M. ROBESON
            -------------------------------------
            Rose M. Robeson, as power of attorney

         Pursuant to the requirements of the Securities Act of 1933, DEFS Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on May 14, 2002.

                               DEFS CAPITAL TRUST I

                               By:    DUKE ENERGY FIELD SERVICES, LLC,
                                      DEPOSITOR


                               By:     /s/ ROSE M. ROBESON
                                      ------------------------------------------
                                      Rose M. Robeson
                                      Vice President and Chief Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
     *1.1       Form of Underwriting Agreement relating to Senior Notes.
     *1.2       Form of Underwriting Agreement relating to Subordinated Notes.
     *1.3       Form of Underwriting Agreement relating to Trust Preferred
                Securities.
      4.1       Form of Senior Indenture between Duke Energy Field Services, LLC and JPMorgan Chase Bank, as Senior Indenture Trustee, dated as of August 16, 2000 (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-3 (Commission
                File No. 333-41854)).
     *4.2       Form of Senior Note
     +4.3       Form of Subordinated Indenture between Duke Energy Field
                Services, LLC and JPMorgan Chase Bank, as Subordinated Indenture
                Trustee.
     *4.4       Form of Junior Subordinated Note.
     +4.5       Trust Agreement of DEFS Capital Trust I.
     +4.6       Form of Amended and Restated Trust Agreement of DEFS Capital
                Trust I.
     +4.7       Certificate of Trust of DEFS Capital Trust I.
     +4.8       Form of Trust Preferred Security of DEFS Capital Trust I
                (included in Exhibit 4.6).
     +4.9       Form of Guarantee Agreement.
     +4.10      Form of Agreement as to Expenses and Liabilities.
    **5.1       Opinion of Vinson & Elkins L.L.P.
     +5.2       Opinion of Richards, Layton & Finger, P.A. relating to DEFS
                Capital Trust I.
    +12.1       Calculation of Ratio of Earnings to Fixed Charges.
    +23.1       Consent of Deloitte & Touche LLP.
    +23.2       Consent of Ernst & Young LLP.
     23.3       Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
     23.4       Consent of Richards, Layton & Finger, P.A. (included in Exhibit
                5.2).
    +25.1       Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Senior Indenture
                Trustee.
    +25.2       Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Subordinated
                Indenture Trustee.
    +25.3       Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Property Trustee under the Amended and Restated Trust Agreement of DEFS Capital
                Trust I.
    +25.4       Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, as Guarantee
                Trustee with respect to DEFS Capital Trust I.

-----------

* The Company will file as an exhibit to a Current Report on Form 8-K (i) any form of Senior Notes or Junior Subordinated Notes and (ii) any form of underwriting agreement to be used in connection with an offering of such securities.

**      Filed herewith.

+       Previously filed.